Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ASSISTED LIVING CONCEPTS, INC.

ARTICLE I

IDENTIFICATION

Section 1.01.          Name.  The name of the corporation is Assisted Living Concepts, Inc. (the “Corporation”)

Section 1.02.          Principal Executive Office; Registered Office.  The board of directors of the Corporation (the “Board of Directors”) shall fix the location of the principal executive office of the Corporation at any place within or without the State of Nevada. The Board of Directors shall fix and designate a registered office in the State of Nevada.

Section 1.03.          Other Offices.  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.04.          Records.  The books and records of the Corporation may be kept outside the State of Nevada at such place or places as may be from time to time designated by the Board of Directors.

Section 1.05.          Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE II

STOCK

Section 2.01.         Issuance of Shares.  The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. The judgment of the Board of Directors as to the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction.

Section 2.02.         Payment of Shares.  When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

Section 2.03.         Certificates Representing Shares and Uncertificated Shares.  Unless otherwise provided in the articles of incorporation of the Corporation (the “Articles of

Incorporation”) or a resolution of the Board of Directors, each holder of the shares of stock of the Corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.  Unless otherwise provided in the Articles of Incorporation, the Board of Directors may by resolution authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by a specific statute, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates.

Section 2.04.         Transfer of Stock.  The Corporation must register a transfer of shares if the requirements of NRS 104.8401 are satisfied.

ARTICLE III

THE SHAREHOLDERS

Section 3.01.         Place of Meetings.  Meetings of the shareholders of the Corporation (the “Shareholders”) shall be held at such place within or without the State of Nevada as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 3.02.         Annual Meetings.  Unless the Shareholders have executed and delivered a written consent for such purpose, the Shareholders shall elect the directors at the annual meeting of the Shareholders, which shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of Shareholders.

Section 3.03.         Special Meetings.  Special meetings of the Shareholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3.04.         Notice of Meetings; Waiver.  Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the Corporation, with postage on it prepaid.  Waiver by a Shareholder in writing of notice of a Shareholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.05.         Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders.  The Shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.  The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the Shareholders, unless a greater number is required by applicable law.

Section 3.06.         Proxies.  A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

Section 3.07.         Action Without A Meeting.  Any action that may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the Shareholders holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

ARTICLE IV

THE BOARD OF DIRECTORS

Section 4.01.         Number and Qualifications.  The business and affairs of the Corporation shall be managed by a Board of Directors initially consisting of one (1) Director.  The number of Directors may be increased or decreased at any time by a resolution of the Shareholders or the Board of Directors.

Section 4.02.         Election.  Members of the initial Board of Directors shall hold office until the first annual meeting of Shareholders and until their successors shall have been elected and qualified.  At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting.  Each Director shall hold office for the term for which such Director is elected and until such Director’s successor shall be elected and qualified or until such Director’s earlier resignation or removal.  Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of Shareholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

Section 4.03.         Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

Section 4.04.         Place of Meeting.  The Board of Directors, annual, regular or special, may be held either within or without the State of Nevada.

Section 4.05.         Annual Meetings.  Immediately after the annual meeting of the Shareholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting.  No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

Section 4.06.         Other Meetings.  Other meetings of the Board of Directors may be held upon notice by letter, facsimile, cable, or electronic mail, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the Corporation at any place within or without the State of Nevada.  Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.07.         Quorum.  A majority of the number of Directors holding office shall constitute a quorum for the transaction of business.  The act of the majority of the Directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

Section 4.08.         Action Without A Meeting.  Any action that may be taken at a meeting of the Directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be.

Section 4.09.         Powers.  The Board of Directors may exercise all of the powers granted the board under Nevada law, the Articles of Incorporation or these Amended and Restated Bylaws.

ARTICLE V

THE OFFICERS

Section 5.01.         Officers.  The officers of the Corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board of Directors, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors.  Officers need not be Directors of the Corporation.  Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors.  Any Officer may resign at any time upon written notice to the Secretary of the Corporation.

Section 5.02.         Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.03.         The Chairman of the Board of Directors (the "Chairman").  If the Board of Directors elects a Chairman, the Chairman shall preside at all meetings of the Directors, discharge all duties incumbent upon the presiding officer, and shall perform such other duties as these Amended and Restated Bylaws provide or the Board of Directors may prescribe.

Section 5.04.         The President.  The President shall have active executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors.  He shall preside at all meetings of Shareholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as these Amended and Restated Bylaws provide or the Board of Directors may prescribe.  The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation.

Section 5.05.         The Vice President.  If the Board of Directors elects a Vice President, the Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Amended and Restated Bylaws may provide or the Board of Directors may prescribe.

Section 5.06.         The Secretary.  The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings.  He shall be custodian of the records of the Corporation.  He shall attend to the giving of all notices and shall perform such other duties as these Amended and Restated Bylaws may provide or the Board of Directors may prescribe.

Section 5.07.         The Treasurer.  The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation.  He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation.  He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the Corporation.  He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Amended and Restaetd Bylaws may provide or the Board of Directors may prescribe.  The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

Section 5.08.         Transfer of Authority.  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

ARTICLE VI

NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the Chairman or by anyone of the following officers: President, Secretary or Treasurer.  The Board of Directors may designate one or more persons, officers or employees of the Corporation, who may, in the name of the Corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS; INSURANCE

Section 7.01.         Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director, officer, agent or employee of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee, fiduciary, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director, officer, partner, employee, fiduciary, agent or trustee, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, taxes in respect of the Employee Retirement Income Security Act of 1974 (“ERISA”) or penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee (i) is not liable pursuant to Chapter 78 of the Nevada Revised Statutes (the “NCL”), Title 7, Section 138, or any successor thereto or (ii) acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee is liable pursuant to Section 138 of the NCL or that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 7.02.         Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee (i) is not liable pursuant to Section 138 of the NCL or (ii) acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Article VII, Section 7.02 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which such court deems proper.

Section 7.03.         Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article VII (but subject to Section 7.08 of this Article VII), to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 7.01 and 7.02 of this Article VII, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

Section 7.04.         Advance of Expenses. In the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article VII, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Any advances or undertakings to repay pursuant to this Section 7.04 shall be unsecured and interest-free.

Section 7.05.          Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Article VII, Section 7.05. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VII. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article VII for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

Section 7.06.          Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections 7.01 through 7.04 of this Article VII, an Indemnitee shall submit to the Corporation a written request. Any such indemnification or advancement of expenses shall be made as soon as practicable after written demand by Indemnitee therefor is presented to the Corporation, and in any event within (i) in the case of indemnification under Section 7.03 or Section 7.04, twenty (20) business days after receipt by the Corporation of the written request of Indemnitee, or (ii) in the case of all other indemnification, 45 business days after receipt by the Corporation of the written request of Indemnitee, unless with respect to requests under this clause (ii), the Corporation (y) has assumed the defense pursuant to Section 7.05 of this Article VII (and none of the circumstances described in Section 7.05 of this Article VII that would nonetheless entitle Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (z) has determined, by clear and convincing evidence, within such forty-five (45) business-day period referred to above, that Indemnitee did not meet the applicable standard of conduct. Such determination, and any determination that advanced expenses must be repaid to the Corporation, shall be made in each instance (i) if requested by the Indemnitee, by independent legal counsel in a written opinion or (ii) if no request is made by the Indemnitee for a determination by independent legal counsel, (A) by the Board of Directors by a majority vote of a quorum consisting solely of directors who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (C) if a quorum of disinterested directors so directs, by the stockholders of the Corporation.

Section 7.07.          Remedies. The right to indemnification or advancement of expenses as granted by this Article VII shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because

Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 7.06 of this Article VII that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with any action instituted by Indemnitee to enforce or interpret its right to indemnification, in whole or in part, shall also be indemnified by the Corporation, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court of competent jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 7.04 of this Article VII to advancement of expenses with respect to such action.

Section 7.08.          Limitations. Notwithstanding anything to the contrary in this Article VII, except as set forth in Section 7.07 of this Article VII, the Corporation shall not indemnify an Indemnitee pursuant to this Article VII in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. Notwithstanding anything to the contrary in this Article VII, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

Section 7.09.          Subsequent Amendment. No amendment, termination or repeal of this Article VII or of the relevant provisions of the NCL or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 7.10.          Other Rights. Notwithstanding any provision in these Amended and Restated Bylaws to the contrary, the Corporation shall, to the fullest extent permitted by Nevada law, indemnify and hold harmless any person made or threatened to be made a party to any action by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation is or was serving, at the Corporation’s request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, employee or agent. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any statute, provision of the Articles of Incorporation or these Amended and Restated Bylaws, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of any such Indemnitee. Nothing contained in this Article VII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers, directors, employees and agents providing indemnification rights and procedures different from those set forth in this Article VII. In addition, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant indemnification rights to other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VII.

Section 7.11.          Indemnification. If an Indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines, ERISA taxes or penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines, ERISA taxes or penalties or amounts paid in settlement to which Indemnitee is entitled.

Section 7.12.          Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NCL.

Section 7.13.           Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines, ERISA taxes or penalties and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.14.           If the NCL is amended after adoption of this Article VII to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the NCL, as so amended.

ARTICLE VIII

AMENDMENTS

The power to alter, amend, or repeal these Amended and Restated Bylaws, or adopt new Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

I hereby certify that the foregoing Amended and Restated Bylaws are a true and correct copy of the Amended and Restated Bylaws of Assisted Living Concepts, Inc. as adopted on the 11th day of July, 2013.

/s/ Ronald Cami
Ronald Cami
Vice President